EXHIBIT 77K
       SG COWEN STANDBY TAX EXEMPT RESERVE FUND, INC.
        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
                                                                      .
1. On May 5, 1999, based upon the recommendation of the Audit Committee of the Registrant's Board of Directors, and in accordance with Section 32 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Board of Directors determined not to retain Ernst & Young LLP, as the Registrant's independent accountants and voted to appoint KPMG LLP as the Registrant's independent accountants for the fiscal year ending September 30, 1999.

2.   During the Registrant's two most recent fiscal years ending
September 30, 1998, Ernst & Young reports on the Registrant's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

3. During the Registrant's two most recent fiscal years ended September 30, 1998 there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

4. During the Registrant's two most recent fiscal years, there have been no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K with respect to Ernst & Young LLP.

5. On May 5, 1999, the Registrant engaged KPMG LLP as its principal accountants to audit the Registrant's financial statements. During the Registrant's two most recent years through May 5, 1999, the Registrant has not consulted with KPMG LLP on items which (i) concerned the application of accounting principles to a specified transaction, wither completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) concerned the subject matter of a disagreement or reportable event with Ernst & Young LLP.

6. The Registrant has requested Ernst & Young LLP to furnish it with a lettr addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements contained in the second, third and fourth paragraphs above. A copy of the letter from Ernst & Young LLP to the Securities and Exchange Commission is filed as Annex I hereto.




EXHIBIT 77K
        SG COWEN STANDBY TAX EXEMPT RESERVE FUND, INC.
        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
                                                                      .
1. On May 5, 1999, based upon the recommendation of the Audit Committee of the Registrant's Board of Directors, and in accordance with Section 32 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Board of Directors determined not to retain Ernst & Young LLP, as the Registrant's independent accountants and voted to appoint KPMG LLP as the Registrant's independent accountants for the fiscal year ending September 30, 1999.

2.   During the Registrant's two most recent fiscal years ending
September 30, 1998, Ernst & Young reports on the Registrant's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

3. During the Registrant's two most recent fiscal years ended September 30, 1998 there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

4. During the Registrant's two most recent fiscal years, there have been no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K with respect to Ernst & Young LLP.

5. On May 5, 1999, the Registrant engaged KPMG LLP as its principal accountants to audit the Registrant's financial statements. During the Registrant's two most recent years through May 5, 1999, the Registrant has not consulted with KPMG LLP on items which (i) concerned the application of accounting principles to a specified transaction, wither completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) concerned the subject matter of a disagreement or reportable event with Ernst & Young LLP.

6. The Registrant has requested Ernst & Young LLP to furnish it with a lettr addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements contained in the second, third and fourth paragraphs above. A copy of the letter from Ernst & Young LLP to the Securities and Exchange Commission is filed as Annex I hereto.




          (On Ernst & Young LLP letterhead)


May 12, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read statements numbered two, three and four in the attached letter from the SG Cowen Standby Reserve Fund, Inc. and the SG Cowen Standby Tax Exempt Reserve Fund, Inc. which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SARs, as an annex to the Funds' Form N-Sar report for the six months ended March 31, 1999. We agree with the statements referenced above concerning our Firm in such form N-SAR.

Very truly yours,

/s/Ernst & Young LLP
_____________________
Ernst & Young LLP